Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated May 9, 2017, relating to our audits of the balance sheets of Wantickets RDM LLC as of June 30, 2016 and 2015, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Weinberg and Company, P.A.

Los Angeles, CA

May 11, 2017